Exhibit 10.56

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED

REDACTED VERSION

Binding Term Sheet

Solar Plant Company (SPC)

- CONFIDENTIAL -

Between

MEMC Electronic Materials, Inc (or any of its wholly owned subsidiaries)

501 Pearl Drive (City of O’Fallon)

PO Box 8

St. Peters, MO 63376

- in the following called MEMC -

and

Q-Cells SE

OT Thalheim,

Sonnenallee 17-21

Bitterfeld-Wolfen

Germany

- in the following called Q-Cells -

Preamble

This Term Sheet summarizes the discussions both parties had during the last month around forming a solar plant company (“SPC”) for building large scale solar plants and fixes the commercial terms of such a venture. Given the time pressure of forming such a venture before first delivery of cells for the project in June, this letter is meant to have the character of a binding term sheet which the parties’ lawyers will turn into a full legal documentation by the end of July at the latest.

1. Description of the Solar Plant Company (“SPC”)

MEMC and Q-Cells jointly want to establish a company which invests in solar plants. The company would contract turn key the engineering, planning and construction (EPC) of the solar plants and the EPC company will be responsible for procuring all components including modules.

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1.1. Objectives of the SPC

•	The purpose of this SPC is to ensure the realization of a 50 MWp photovoltaic PV project.

•

The SPC intends to sell the PV project to a 3rd party upon completion and return the sales proceeds back to original investors. If mutually agreed by the partners these sales proceeds can be used to finance additional projects. If no agreement is reached the funds will be transferred back to the joint venture partners.

1.2. Mechanics of the concept

•

The total project cost is estimated to be Euro [*****]. MEMC will provide 50% (€ [*****]) of the required funds and Q-Cells will provide 50% (€ [*****]) of the required funds as equity to a new company, the SPC, and own the respective shares of the new company. The equity contributions will be sufficient to fund the entire project and there will be no additional funding requirements. Common shares issued to each owner will not have voting rights. The equity investors may elect to bring in third party debt financing.

•	MEMC and Q-Cells will provide the required equity funding in 3 payment batches as outlined in Attachment 1 (Payment Schedule).

•	Q-Cells has already started the work to secure a purchaser for the SPC.

•	The SPC will contract Q-Cells International (QCI) to develop, acquire and build the turn-key plant. QCI will act as the EPC Company.

•

QCI will build a turn key system for the SPC where invoices for actual cost plus normal profit for products and services rendered will be submitted to SPC for payment in accordance with normal business practice.

o	QCI will then order the Cells from Q-Cells, who will order the Wafers from MEMC.

o	QCI would then also order the rest of the system components (Module Tolling and BOS) in line with project requirements.

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•

The target price for the system will reflect [*****]. Both parties have the obligation to absorb the expected losses and the right to receive the expected residual returns of the entity on a pro-rata basis based on equity shares owned.

1.3. Governance structure

•	QCI will be chartered to provide a high quality project execution including secured permits, high quality components and standardized execution.

•	The investors Q-Cells SE and MEMC will each have two seats on the SPC board. Decisions can only be made in full agreement.

o	The primary role of the acting board will be as financial Investors in the SPC

o	The board will also decide on the sale of the SPC, the sale of equity shares in the SPC, or any other capital measure to be taken

•

MEMC will have the right to determine the entity classification election for the SPC for US federal income tax purposes and Q-Cells agrees to cooperate to provide any consent required for this election.

1.4. Exit & Dilution

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Both investors are allowed to sell their stake in the SPC partially or fully at any time 30 days after having informed the other party about the intention to do so. The selling party has the obligation to offer their stake prior to selling it to a 3rd party to the other investor who has the right of first refusal. There will be a lockup period of 180 days for both investors unless there is full agreement of the board to do otherwise.

2. Status of the project

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Upon formation of the SPC, it will acquire the lease to a property designated for the building of a PV plant with a size of roughly 50 MW. Part of the site already has a building permit (47 MW), a grid connection point is reserved and a high voltage transformer station could be in place by end of October.

•	QCI will strive for getting at least into a position to start building by end of June.

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•	The project received already all necessary permits to start physically building the project and benefiting from the German Feed in Tariff (EEG).

3. Economics of the project

•	The economics for the project will look the following way:

o	Q-Cells provides the turnkey system at a cost of [*****] € / Wp (Current quotes of investors for such plants are Euro [*****] to Euro [*****])

o	MEMC delivers wafers to Q-Cells SE for [*****] € per Wafer.

o	Q-Cells SE delivers modules to Q-Cells International for [*****] € / Wp.

•	The above prices are considered to be within a reasonable range of fair market values at the time of this Term Sheet and expected fair values at the time of delivery.

4. Next steps and timeline

In order to move fast on creating the SPC the parties agree the following next steps and timelines:

Q-Cells/QCI

•	Provide all necessary documents including site information, project plan, permits, legal documents to MEMC.

•	Start the project construction, cell and wafer ordering right after signing of the binding Term Sheet.

•	Produce a full blown project plan for the project including forecasted cash and earnings.

Both parties

•	Founding the SPC by end of June latest 15th of July (including naming of the board members and documentation of project approval criteria).

•	Transferring 1/3 of the required funds to the SPC immediately upon formation of the SPC.

EXECUTION VERSION

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5. Confidentiality

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The existence and terms of this Term Sheet are confidential. Neither Party may communicate the existence and terms of this Term Sheet to third parties except to the Parties’ shareholders, directors, managers, employees and advisors, and to financial institutions for the specific purposes related to transaction financing. No other communication in relation to the transactions contemplated by this Term Sheet shall be made without the prior written consent of the other Party. This obligation shall last for a period of two years after the term of this Term Sheet.

6. Applicable Law and dispute resolution

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This Term Sheet shall be governed by and interpreted in accordance the laws of Germany. All disputes arising out of or in connection with this Term Sheet shall be submitted to the exclusive jurisdiction of Berlin / Germany.

Signed and agreed in                          in four original copies on          June 2009.

Q-Cells	Anton Milner	MEMC	Ken Hannah

By:	/s/ Anton Milner	By:	/s/ Ken Hannah

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED

REDACTED VERSION

Attachement 1: Payment Schedule

First transfer: [*****]

•	MEMC: [*****]; Q-Cells: [*****]

Second transfer: [*****]

•	MEMC: [*****]; Q-Cells: [*****]

Third transfer: [*****]

•	MEMC: [*****]; Q-Cells: [*****]